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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                      NUVEEN QUALITY PREFERRED INCOME FUND
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             (Exact Name of Registrant as Specified in Its Charter)

           MASSACHUSETTS                                04-3659453
      (State of Incorporation                        (I.R.S. Employer
         or Organization)                           Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

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     If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-87040.

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title Of Each Class                          Name Of Each Exchange On Which
     To Be So Registered                          Each Class Is To Be Registered
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     Share of beneficial interest                 New York Stock Exchange, Inc.
     $0.01 par value per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share, of Nuveen Quality Preferred Income Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus and under the heading "Description of Shares" in the statement of additional information, each of which was included in the Registrant's registration statement on Form N-2 (the "Registration Statement") filed on April 26, 2002 and pre-effective amendment no. 1 and amendment no. 1 to the Registrant's Registration Statement filed on May 10, 2002, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-87040 and 811-21082, respectively), which description is incorporated herein by reference.

Item 2. Exhibits.
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     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 20, 2002



                                            NUVEEN QUALITY PREFERRED
                                            INCOME FUND



                                            By:  /s/ Jessica R. Droeger
                                                 -------------------------------
                                                    Jessica R. Droeger
                                                    Vice President

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